Exhibit 99.1

AYRO, Inc. Announces Second Quarter 2020 Results

AUSTIN, TEXAS – August 14, 2020 — AYRO, Inc. (NASDAQ: AYRO), a manufacturer of light-duty, urban and short-haul electric vehicles (EVs), today announced financial results for its Second Quarter of 2020.

Q2 Financial Highlights:

●	Revenues of $286,000
●	Net Loss of ($1.53) million
●	Adjusted EBITDA* (loss) of ($683,000)
●	$881,000 in total debt as of June 30, 2020
●	$7.9 million in Cash as of June 30, 2020

Operating Highlights:

●	Subsequent to quarter-end, raised approximately $24.8 million in equity net of transaction fees
●	Subsequent to quarter-end, announced $584,000 in orders for its inaugural purpose-built EV hospitality truck solution with Gallery Carts
●	Announced completion of plant expansion to permit a 200% increase in production capacity to 600 electric vehicles per month
●	Backlog of approximately $525,000 as of June 30, 2020

Rod Keller, Chief Executive Officer of AYRO, Inc., commented, “Demand for electric vehicles, globally, is accelerating, and we are in an excellent position to benefit as a niche player for our commercial fleet solutions. In the second quarter we continued to work diligently to strengthen the balance sheet, develop new and expand current channels to market, and pursue additional strategic partnerships to further build the AYRO brand to position us for long-term, sustainable growth.”

“Our second quarter financial results, starting with sales, were of course impacted by COVID-19, as both corporate and higher education institutions were re-evaluating their 2020 strategic plans with respect to their respective demand and capital spending needs. However, our facilities are now all up and running, we are maintaining compliance with health and safety codes and best practices, and our supply chain is once again in the position to support our sales and marketing efforts. We are seeing re-openings in certain key markets as we head to the back half of 2020.”

“Our top priorities for the remainder of this year, beyond maintaining the safety standards for our employees, partners, customers, and all stakeholders, are to keep our sales funnel growing through continued penetration of the Club Car dealer network here in North America and abroad for the 411, and the development of other new products including the 311. We are aiming to penetrate captive markets where we can establish a leadership position as a provider of great, innovative electric vehicles and services that provide sustainable economic, green, and other unique benefits for our customers. The large initial order from Gallery and our plant expansion bode well for the remainder of 2020 and beyond for AYRO.”

Results presented herein are preliminary. The company’s final results will be filed subsequently on Form 10-Q, with the Securities and Exchange Commission.

Conference Call Today:

The company will be conducting a conference call this morning where management will lead a discussion of second quarter financial results with a Q&A Session to follow, beginning at 8:30 AM ET. Anyone interested in participating in the call should dial 877-270-2148 from within the United States or 412-902-6510 if calling internationally. A replay will be available until August 21, 2020, 11:59 PM which can be accessed by dialing 877-344-7529 if calling within the United States or 412-317-0088 if calling internationally. Please use passcode 10147055 to access the replay.

The call will additionally be broadcast live with accompanying slides and archived for 90 days over the internet, accessible at the investor relations portion of the Company’s corporate website, https://ir.ayro.com/

About AYRO, INC.

Texas-based AYRO, Inc. designs and delivers compact, emissions-free electric fleet solutions for use within urban and short-haul markets. AYRO’s vehicles are capable of accommodating a broad range of commercial requirements. AYRO was founded in 2017 by entrepreneurs, investors, and executives with a passion to create sustainable urban electric vehicle solutions for Campus Management, Last Mile & Urban Delivery and Closed Campus Transport. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “project,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: we have a history of losses and has never been profitable, and we expect to incur additional losses in the future and may never be profitable; the market for our products is developing and may not develop as expected; our business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak; our limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; we may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for our electric vehicles; the markets in which we operate are highly competitive, and we may not be successful in competing in these industries; we rely on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; we may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business; we will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests, and our long-term capital requirements are subject to numerous risks; we may fail to comply with environmental and safety laws and regulations; and we are subject to governmental export and import controls that could impair our ability to compete in international market due to licensing requirements and subject us to liability if we are not in compliance with applicable laws. A discussion of these and other factors is set forth in our registration statement on Form S-4 filed on February 14, 2020, as amended. Forward-looking statements speak only as of the date they are made and we disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACTS:

Darrow Associates

Jordan Darrow

512-551-9296

jdarrow@darrowir.com

Darrow Associates.

Peter Seltzberg

516-419-9915

pseltzberg@darrowir.com

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$285,927	$396,098	$432,743	$480,049
Cost of goods sold	205,637	308,742	318,792	375,510
Gross profit	80,290	87,356	113,951	104,539

Operating expenses:
Research and development	180,605	283,191	335,304	482,925
Sales and marketing	239,065	298,440	558,519	500,627
General and administrative	714,679	1,242,606	1,963,730	2,025,800
Total operating expenses	1,134,349	1,824,237	2,857,553	3,009,352

Loss from operations	(1,054,059)	(1,736,881)	(2,743,602)	(2,904,813)

Other (expense) income:
Other income	3	28	20	56
Interest expense	(123,576)	(72,796)	(229,202)	(167,981)
Loss on extinguishment of debt	(353,225)	-	(353,225)	-
Other (expense) income, net	(476,798)	(72,768)	(582,407)	(167,925)

Net loss	$(1,530,857)	$(1,809,649)	$(3,326,009)	$(3,072,738)

Net loss per share, basic and diluted	$(0.18)	$(0.65)	$(0.54)	$(1.10)

Basic and diluted weighted average Common Stock outstanding	8,291,351	2,793,592	6,131,712	2,793,592

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$7,918,120	$641,822
Accounts receivable, net	313,060	71,146
Inventory	1,058,626	1,118,516
Prepaid expenses and other current assets	275,246	164,399
Total current assets	9,565,052	1,995,883

Property and equipment, net	561,682	489,366
Intangible assets, net	195,793	244,125
Operating lease – right-of-use asset	1,160,942	-
Deposits and other assets	22,491	48,756
Total assets	$11,505,960	$2,778,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$830,545	$772,077
Accrued expenses	286,171	612,136
Contract liability	63,904	-
Current portion long-term debt, net	364,610	1,006,947
Lease obligation – operating lease	113,910	-
Total current liabilities	1,659,140	2,391,160

Long-term debt, net	235,913	318,027
Lease obligation - operating lease, net of current portion	1,066,484	-
Total liabilities	2,961,537	2,709,187

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, ( authorized – 20,000,000 shares; issued and outstanding – 10,080 and 7,360,985 shares, respectively)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 and zero shares, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 2,189 and zero shares, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 7,883 and zero shares, respectively)	-	-
Convertible Seed Preferred Stock, ($1.00 par value; authorized – zero shares; issued and outstanding – 0 and 7,360,985 shares, respectively)	-	9,025,245
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 16,509,964 and 3,948,078 shares, respectively)	1,651	395
Additional paid-in capital	25,827,425	5,001,947
Accumulated deficit	(17,284,653)	(13,958,644)
Total stockholders’ equity	8,544,423	68,943
Total liabilities and stockholders’ equity	$11,505,960	$2,778,130

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended June 30, 2020 and 2019.

	For the three months ended
	June 30,
	2020	2019
Net Loss	$(1,530,857)	$(1,809,649)
Depreciation and Amortization	114,189	151,012
Stock-based compensation expense	150,948	476,214
Amortization of Discount on Debt	105,995	17,294
Interest expense	123,576	72,796
Loss on extinguishment of debt	353,225	-
Provision (benefit) for income taxes	-	-
Adjusted EBITDA	$(682,924)	$(1,092,333)

Below is a reconciliation of Adjusted EBITDA to net loss for the six months ended June 30, 2020 and 2019.

	For the six months ended
	June 30,
	2020	2019
Net Loss	$(3,326,009)	$(3,072,738)
Depreciation and Amortization	228,464	259,279
Stock-based compensation expense	307,408	607,658
Amortization of Discount on Debt	169,739	27,883
Interest expense	229,202	167,981
Loss on extinguishment of debt	353,225	-
Provision (benefit) for income taxes	-	-
Adjusted EBITDA	$(2,037,971)	$(2,009,937)